EXHIBIT 5


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                                HART & HART, LLC
                                ATTORNEYS AT LAW
                             1624 Washington Street
                                Denver, CO 80203
William T. Hart, P.C.              ________           Email:  harttrinen@aol.com
Will Hart                                             Facsimile:  (303) 839-5414
                                  (303) 839-0061

                                  June 14, 2013


Synergy Resources Corporation
20203 Highway 60
Platteville, CO 80651

     This letter will constitute our opinion upon the legality of the sale by Synergy Resources Corporation, a Colorado corporation ("Synergy"), of up to 1,725,000 shares of common stock, all as referred to in the Registration Statement on Form S-3 (File No. 333-186726) filed with the Securities and Exchange Commission.

     We have examined the Articles of Incorporation, the Bylaws and the minutes of the Board of Directors of Synergy, the applicable laws of the State of Colorado, and a copy of the Registration Statement. In our opinion the shares of common stock mentioned above have been legally issued and these shares represent fully paid and non-assessable shares of Synergy's common stock.

                                Very truly yours,

                                HART & HART, LLC

                               /s/ William T. Hart

                                 William T. Hart